Rackspace Appoints Lila Tretikov To Board of Directors

SAN ANTONIO, Sept. 22, 2014 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced that Lila Tretikov has joined the Rackspace Board of Directors. Tretikov will serve on the Rackspace Board, while continuing to serve as the executive director of the Wikimedia Foundation, the nonprofit organization that operates Wikipedia. At the Wikimedia Foundation, Tretikov is responsible for leading and setting strategy for the top-ten global site supported by over 70,000 active contributors. This appointment follows George Still Jr.’s decision to step down from his role as a member of the Rackspace Board of Directors, a position he had maintained since 2006. Still’s firm, Norwest Venture Partners, was one of Rackspace’s original investors in March 2000.

Russian-born, Tretikov is a Bay Area technology leader and active member of the open-source community with over 15 years of technology experience. She began her career as an engineer at Sun Microsystems and moved on to found multiple IT startups supporting customers in the telecommunication, retail and banking industries. Most recently, Tretikov served as the Chief Product Officer for the open-source, cloud-based enterprise software vendor SugarCRM, where her responsibilities included leading strategy, engineering, operations, customer support and user experience among other things.

“Lila is a technology industry veteran with a wide breadth of experience - from engineering and product management to marketing and user experience,” said Taylor Rhodes, Rackspace CEO. “Her expertise and commitment to open-source technology make her a valuable addition to Rackspace as we focus on Managed Cloud market leadership. We are excited to welcome her.”

“On behalf of the Board, I thank George for his service to Rackspace through a critically important time in our history,” said Sam Gilliland, lead independent director of the Rackspace Board. “His insights and contributions were invaluable, and we wish him the very best.”

“After eight years of service on the Rackspace Board and as one of the original venture capital investors, I am pleased to be able to leave the Board knowing that it is in good hands and that such an able replacement has been found in Lila,” said George Still Jr., partner emeritus at Norwest Venture Partners. “I am also excited about Rackspace’s future prospects in light of our recent decision to pursue a stand-alone strategy. I expect to see great things from this company that has prospered in spite of the naysayers time and time again throughout its history.”

Prior to beginning her career in tech, Tretikov studied computer science and art at the University of California, Berkeley and holds several patents for intelligent data mapping, dynamic language applications and other technology innovations from her research work in machine learning. Tretikov was awarded the 2012 Stevie® Award for Women in Business and was featured on the Forbes list of “The World’s 100 Most Powerful Women” in 2014.

“Rackspace embodies the ideals and drive for innovation that attracted me to Silicon Valley,” said Tretikov. “I am inspired by the focus on customer excellence that Rackspace personifies, and I am honored to join this team.”

About Rackspace

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies.  Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs - whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Based in San Antonio, Rackspace serves more than 200,000 business customers from data centers on four continents. It ranks #29 on Fortune’s list of 100 Best Companies to Work For.  For more information, visit www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the continuation of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and other risks that are described in our Form 10-Q for the quarter ended June 30, 2014, which was filed with the SEC on August 11, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Rackspace Media Contact:
Monica Jacob
210.312.6745
monica.jacob@rackspace.com